EXHIBIT 4.2
                     10% Senior Convertible Promissory Notes

US$............... [amount]                      Miami,Florida....  ...., .200..

THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE ARE REGISTERED FOR RESALE UNDER THE PROSPECTUS OF AMERICAN AMMUNITION, INC. DATED _________, 200_ FILED AS PART OF THE FORM SB2 REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, EFFECTIVE ______, 200_, REGISTRATION NO.________.

FOR VALUE RECEIVED, on ___________, 200_, the undersigned, AMERICAN AMMUNITION, INC., (the "Borrower"), a California corporation, whose address is 3545 NW 71st
Street,   Miami,  Florida  33147,  hereby  promises  to  pay  to  the  order  of
___________________,    (the    "Lender"),    at   the   Lender's    office   at
_______________________,  in lawful currency of the United States of America and
in     immediately     available     funds,     the     principal     sum     of
 .......................................................DOLLARS   AND  NO   CENTS
(US$...............)  together with interest on the unpaid  principal  amount of this Note at the rate of TEN PERCENT (10%) per year, from the date of this Note until paid, calculated on the basis of a year of 360 days comprised of twelve 30-day months. Unless previously paid or converted, this Note is due and payable in full on the earlier of (i)December 31, 2004 or (ii) ______________ [three (3) years from the date on which the Securities and Exchange Commission ("SEC") declared effective the registration statement on Form SB2].

Interest shall be payable quarterly in arrears, either in cash or at the option of the Borrower by the issuance of shares of the Borrower's common stock, $0.001 par value (the "Common Stock"). Interest, if paid by the issuance of shares, shall be calculated by dividing the interest payment due by the greater of (x) 80% of an average price of the Company's Common Stock depending upon where such stock is quoted or listed for the twenty (20) consecutive days prior to the date the interest payment is due or (y) $0.77.

The Lender or other holder of this Note (the "Holder") is entitled, at its option, to convert at any time and from time to time, all or any part of the principal amount of the Note into shares (the "Conversion Stock") of the Borrower's Common Stock. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Note, this Note must be surrendered at the principal executive office of the Borrower, accompanied by written notice of conversion substantially in the form of Exhibit A to this Note, with appropriate insertions (the "Conversion Notice"). The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in such Conversation Notice. The Borrower will deliver certificates representing the Conversion Stock within ten (10) business days following receipt of the Note and Conversion Notice. The price per share of Common Stock into which this Note is convertible shall be $0.77 (the "Conversion Price").

In the event that the average bid prices or average closing prices of the Company's Common Stock, as quoted on the OTC-BB or as traded on a National Securities Exchange for any thirty (30) consecutive trading days is equal to or exceeds $3.00 per share, the Company may call all or any


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portion  of the  Notes  for  redemption,  at a  redemption  price  equal  to the outstanding principal amount of the Notes, plus all accrued interest, by written notice given to the holders of the Notes not more than sixty and not less than thirty days prior to the date on which the Notes are to be redeemed (the "Redemption Date"). Any holders of Notes may elect to convert their Notes into Common Stock at the Conversion Price then in effect at any time prior to the Redemption Date.

The Borrower shall at all times have allotted and reserved for issuance such number of shares of its Common Stock as shall be required for issuance and delivery upon conversion of the Note.

The Borrower covenants with the Holder that so long as any portion of the principal of this Notes remains outstanding and may be converted:

1. it will cause the shares of Common Stock and the certificates representing the Common Stock subscribed and paid for pursuant to the conversion of the Note to be duly issued for delivery in accordance herewith and the terms hereof;

2. all shares of Common Stock that shall be issued upon conversion at the prevailing Conversion Price herein provided, shall be fully paid and non-assessable;

3.   it will use its best efforts to maintain its corporate existence; and

4. generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided herein.

The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Borrower, either at law or equity, and the rights of the Holder are limited to those expressed in the Note and are not enforceable against the Borrower except to the extent set forth herein.

The Conversion Price and the number and kind of securities purchasable upon the conversion of the Note shall be subject to the following anti-dilution provisions as adjustments from time to time upon the happening of certain events are follows:

1. In case the Borrower shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its Common Stock or securities convertible or exercisable for Commons Stock at prices less than the Conversion Price then in effect, excluding, however, conversion prices relating to the issuance of the Borrower's Series A Convertible Preferred Stock pursuant to a private placement memorandum dated September 29, 2001, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

2.   Whenever the respective  Conversion  Price payable upon  conversion of each
     Note is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon conversion of this Note shall simultaneously be adjusted by multiplying the respective number of Shares initially issuable upon conversion of this Note by a fraction, the denominator of which shall be the Conversion Price after giving effect to such action and the numerator of which shall be the Conversion Price in effect immediately prior to such action.

3. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment that by reason of this Subsection (3) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Note shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Note to the contrary notwithstanding, the Borrower shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this Note, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Borrower shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Note).

4. In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Note thereafter shall become entitled to receive any shares of the Borrower, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3) inclusive above.

5. Irrespective of any adjustments in the respective Conversion Price or the related number or kind of shares purchasable upon conversion of this Note, Notes theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Note initially issuable pursuant to this Note.

Whenever the respective Conversion Price shall be adjusted as required by the provisions of the foregoing, the Borrower shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Conversion Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder of the Note executed and delivered by the Borrower and the Borrower shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

So long as this Note shall be outstanding, (i) if the Borrower shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Borrower shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, options or warrants or (iii) if a capital reorganization of the Borrower, reclassification of the capital stock of the Borrower, consolidation or merger of the Borrower with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Borrower to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Borrower shall be effected, then in any such case, the Borrower shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior to the date specified, as the case may be, a notice containing a brief description of the proposed action and stating the date on which a record date is to be determined for the purpose of such dividend, distribution or issue of rights, options, or warrants or such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise affect the action take by the Borrower.

In case of any reclassification, capital reorganization or other change of outstanding shares Common Stock of the Borrower, or in case of any consolidation or merger of the Borrower with or into another corporation (other than a merger with a subsidiary in which merger the Borrower is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Note) or in case of any sale, lease or conveyance to another corporation of the property of the Borrower as an entirety, the Borrower shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by converting this Note at any time prior to the expiration of the Note, to receive the kind and amount of shares of stock an other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of such number of shares of Common Stock that might have been received upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The foregoing provisions of this paragraph shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Borrower other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions contained in this Note.

The occurrence and continuance of any one or more of the following events is herein referred to as an Event of Default:

(a) If the Borrower shall default in converting the applicable principal amount of this Note into Common Stock and delivering stock certificates in respect of such conversion within ten (10) "Business Days@ (defined as any days on which national banks in the United States are open for business) from the Borrower's receipt of applicable Conversion Notice pursuant to the provisions hereof, whether on the-Maturity Date or otherwise; or

(b) If the Borrower shall default in the payment of any installment of interest on this Note when payable in accordance with the terms thereof for more than ten (10) calendar days after the same shall become due; or

(c) If the Borrower shall not, at the time of receipt of a Conversion Notice hereunder, have a sufficient number of authorized and unissued shares of its Common Stock available for issuance to the holder of this Note upon conversion of all or any portion of this Note in accordance with the terms hereof, and such default shall not have been remedied within sixty (60) calendar days from the date of such Conversion Notice; or

(d) If the Borrower shall default in the performance of or compliance with any of its material covenants or agreements contained herein and such default shall not have been remedied within thirty (30) calendar days after written notice thereof shall have been delivered to the Borrower by the holder of this Note; or

(e) If any representation or warranty made in writing by or on behalf of the Borrower in connection with the transactions contemplated thereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

(f) If the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the Bankruptcy Act granted against it or them, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Borrower or any of its Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower or any of its Subsidiaries, or the Borrower or its directors shall take any action looking to the dissolution or liquidation of the Borrower or any of its Subsidiaries. For purposes of this Subsection (f), the term Subsidiary shall mean and include American Ammunition, Inc., a Florida corporation and any other person, firm or corporation (i) more than 50% of the common stock or equity interests of which are owned of record by the Borrower or any Subsidiary of the Borrower, and (ii) the net income before taxes or total assets of which represent more than 15% of the consolidated net income before taxes or consolidated assets of the Borrower and all of its Subsidiaries; of

(g) If, within sixty (60) days after the commencement of any proceeding against the Borrower or any Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Borrower or any Subsidiary, of any trustee, receiver or liquidator of the Borrower or any Significant Subsidiary or of all or any substantial part of the properties of the Borrower or any Subsidiary, such appointment shall not have been vacated.

Upon the occurrence and during the continuance of an Event of Default, the entire unpaid balance of principal and accrued interest on this Note may be accelerated and declared to be immediately due and payable by the Lender or any subsequent holder. Unless waived by the written consent of the Lender and other holder of any of the Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. In the event of an Event of Default, the Borrower agrees to pay to the holder of this Note such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees and expenses. No course of dealing and no delay on the part of the holder of this
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise.

All notices, requests, demands or other communications hereunder shall be in writing and personally addressed or sent by telecopier or by registered or certified mail, return receipt requested, postage pre-paid, addressed or telecopied as follows or to such other address or telecopier number of which notice has been given pursuant hereto:

If to the Borrower:       American Ammunition, Inc.
                          3545 NW 71st Street
                          Miami, Florida 33147
                          Attn: Andres Fernandez, President
                          Fax (305) 694-0037

with copy to:             Mintmire & Associates
                          265 Sunrise Avenue, Suite 204
                          Palm Beach, FL  33480
                          Attn: Mercedes Travis, Esq.
                          Fax (561) 659-5371


If to the Holder:   to such  Holder at the  address  set forth on the records of the  Borrower.  In  addition,  copies of all such notices or other communications shall be concurrently  delivered by the
                    person   giving  the  same  to  each  person  who  has  been
                    identified to the Borrower by such Holder as a person who is to receive copies of such notices.

This Note shall be senior to all other indebtedness for money borrowed by American Ammunition, Inc. or any subsidiaries, except only existing or future indebtedness of the Borrower or its subsidiaries to any bank, commercial finance company or other recognized lending institution.

This Note shall be governed by and interpreted in accordance with the laws of the State of Florida.

Any controversy or claim arising out of or relating to this Note (whether in contract or tort, or both, or at law or in equity) shall be determined by binding arbitration at Miami, Florida, in accordance with the commercial arbitration rules of the American Arbitration Association. The prevailing party in any arbitration proceeding shall be awarded reasonable attorneys fees and costs of the proceeding. The arbitration award shall be final, and may be entered in any court having jurisdiction. Nothing in this paragraph shall preclude either party from applying to a court for temporary equitable relief, when appropriate, pending and subject to such temporary orders and permanent award as the arbitrator or arbitrators may make.

The Borrower and Lender and any subsequent holder agree that the courts of Dade County, Florida shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.




AMERICAN AMMUNITION, INC.

By _________________________________
Name_______________________________
Title _______________________________
Date signed __________________________

EXHIBIT "A"

                              NOTICE OF CONVERSION

           (To be executed by the Holder in order to Convert the Note)


TO American Ammunition, Inc.


     The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the above Note into Shares of Common Stock of American Ammunition, Inc. according to the conditions stated therein, as of the Conversion Date written below.


Conversion Date

Applicable Conversion Price - $______

Signature
Name __________________________________________________________

Address: